Exhibit 15.1

源泰律师事务所 YUAN TAI LAW OFFICES
中国上海浦东新区浦东南路256号华夏银行大厦14楼 邮编：200120 电话：86-21-51150298 传真：86-21-51150398	14/F,Huaxia Bank Plaza,256 South Pudong Road Pu Dong New Area Shanghai 200120, P.R.China Tel: 86-21-51150298 Fax: 86-21-51150398

Date: April 25, 2022

Dear Sirs,

We, Yuan Tai Law Offices, consent to the reference to our firm under the headings “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure” in the Annual Report of Jupai Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission (hereinafter the “SEC”) on April 25, 2022, and further consent to the incorporation by reference of the summaries of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-206553), which was filed on August 25, 2015, registration statement on Form S-8 (File No. 333-209924), which was filed on March 4, 2016, and registration statement on Form S-8 (File No. 333-255861), which was filed on May 7, 2021. We also consent to the filing with the SEC of this consent as an exhibit to the Annual Report of the Company on Form 20-F for the year ended December 31, 2021.

Yours faithfully,

For and on behalf of

Yuan Tai Law Offices

/s/ Seal of Yuan Tai Law Offices

/s/ Shao Jun
Name:	Shao Jun
Designation:	Partner